Exhibit 99.1

Contact Investor Relations Phone: (441) 278-0988 Email: investorrelations@endurance.bm

ENDURANCE SPECIALTY ACQUIRES $235 MILLION IN COLLATERALIZED CATASTROPHE REINSURANCE FROM SHACKLETON RE

PEMBROKE, Bermuda — August 1, 2006 — Endurance Specialty Holdings Ltd. (NYSE:ENH), a Bermuda-based provider of property and casualty insurance and reinsurance, today announced that its subsidiary, Endurance Specialty Insurance Ltd., had acquired $235 million of multi-year, collateralized catastrophe reinsurance from Shackleton Re Limited, a Cayman Islands reinsurance company. This new reinsurance is designed to enhance Endurance’s ability to manage risk related to large natural catastrophes in the United States.

The reinsurance consists of three separate coverages. The first coverage is $125 million of reinsurance for earthquake risk in California over the next 18 months. The second coverage consists of $60 million of protection for hurricanes in the U.S. Northeast, Gulf Coast and certain inland states over the next two years. The final coverage provides $50 million of reinsurance for losses over the next two years resulting from hurricanes or California earthquakes following occurrence of a major hurricane or California earthquake during the same year.

Kenneth J. LeStrange, President, Chairman and Chief Executive Officer of Endurance, commented: ‘‘These transactions provide Endurance with significant catastrophe reinsurance protection while continuing to optimize the use of our capital. The $235 million of new protection provided by this multi-year collateralized reinsurance, when combined with our existing capital, reinsurance and retrocessional protection, provides us with significant capital strength to provide for our clients and to continue to build our business.’’

On August 1, Shackleton Re financed the reinsurance coverage through the issuance of a $125 million risk-linked catastrophe bond pursuant to Rule 144A under the Securities Act of 1933 and the entrance into a $110 million multi-year risk-linked credit facility. Goldman, Sachs & Co. acted as the initial purchaser for the catastrophe bond and as sole lead arranger, sole bookrunner, and administrative agent for the credit facility.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance currently writes property per risk treaty reinsurance, property catastrophe reinsurance, casualty treaty reinsurance, property individual risks, casualty individual risks, and other specialty lines. Endurance’s operating subsidiaries have been assigned a group rating of A− (Excellent) from A.M. Best, A2 by Moody’s and A− from Standard & Poor’s. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘project,’’ ‘‘anticipate,’’ ‘‘seek,’’ ‘‘will,’’ and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, the impact of current regulatory investigations, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2005.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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